Exhibit 5.1

McGuireWoods LLP

One James Center

Richmond, Virginia 23219

June 16, 2008

Dominion Resources, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Ladies and Gentlemen:

We have advised Dominion Resources, Inc., a Virginia corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3, as amended (File No. 333-131810) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), the Company’s senior debt securities to be offered from time to time by the Company on terms to be determined at the time of the offering, and (ii) the issuance by the Company of (x) up to $500,000,000 aggregate principal amount of the Company’s 2008 Series A 6.40% Senior Notes due 2018 (the “Series A Notes”), (y) up to $400,000,000 aggregate principal amount of the Company’s 2008 Series B 7.0% Senior Notes due 2038 (the “Series B Notes”) and (z) up to $300,000,000 aggregate principal amount of the Series C Floating Rate Senior Notes due 2010 (the “Series C Notes,” and collectively with the Series A Notes and the Series B Notes, the “Notes”) as described in the Company’s Prospectus, dated February 13, 2006, which is a part of the Registration Statement, its Prospectus Supplement relating to the Series A Notes and the Series B Notes, dated June 12, 2008 (the “Series A and Series B Notes Prospectus Supplement”) and its Prospectus Supplement relating to the Series C Notes, dated June 12, 2008 (the “Series C Notes Prospectus Supplement,” and collectively with the Series A and Series B Notes Prospectus Supplement, the “Prospectus Supplements”). The Notes are being issued under an indenture dated as of June 1, 2000, between the Company and The Bank of New York (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Trustee”), as heretofore supplemented and amended and as to be further amended by the Thirty-Fifth Supplemental Indenture pertaining to the Series A Notes, Thirty-Sixth Supplemental Indenture pertaining to the Series B Notes and the Thirty-Seventh Supplemental Indenture pertaining to the Series C Notes (the “Indenture”), resolutions of the Board of Directors of the Company adopted January 24, 2006 and an approval of authorized officers of the Company adopted June 12, 2008. The Notes are being offered to the public in accordance with an Underwriting Agreement, dated June 12, 2008, among the Company and the Underwriters named on Schedule I thereto relating to the Series A Notes and the Series B Notes and in accordance with an Underwriting Agreement, dated June 12, 2008, among the Company and the Underwriters named on Schedule I thereto relating to the Series C Notes. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Indenture.

Dominion Resources, Inc.

We have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.

On the basis of such examination and review, we advise you that, in our opinion, when the Notes have been duly issued and sold in the manner contemplated by the Registration Statement and the Prospectus Supplements, and assuming due authentication thereof by the Trustee or the Authenticating Agent in accordance with the provisions of the Indenture, as amended and supplemented, the Notes will constitute valid and binding obligations of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and the incorporation of this opinion by reference in the Registration Statement and to references to us under the heading “Legal Matters” in the Registration Statement and in the Prospectus Supplements relating to the Notes. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ McGuireWoods LLP